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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Astea International Inc.

  As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report dated February 15, 1996 (except with respect to matter discussed in Note 18, as to which the date is February 27, 1996) included in Astea International Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

                                       ARTHUR ANDERSEN LLP

Philadelphia, Pa.
September 13, 1996